Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

99¢ Only Stores

City of Commerce, California

We hereby consent to the use in the Prospectus constituting a part of this Amendment No.1 to the Registration Statement on Form S-4, of our report dated July 9, 2012, relating to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of 99¢ Only Stores, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

August 29, 2012